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                                 EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


Board of Directors and Stockholders
Bush Industries, Inc.

We consent to the incorporation by reference in this Registration Statement of Bush Industries, Inc. on Form S-8 of our report dated February 7, 1997, appearing in this Annual Report on Form 10-K of Bush Industries, Inc. for the year ended December 28, 1996.

DELOITTE & TOUCHE LLP
Buffalo, New York

October 14, 1997